Exhibit 10.1

SECOND AMENDMENT TO
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of April 29, 2016, is by and among ADVANCED MICRO DEVICES, INC., a Delaware corporation (“Parent”), AMD INTERNATIONAL SALES & SERVICE, LTD., a Delaware corporation (“AMDISS”; together with Parent each, individually, a “Borrower” and, collectively, the “Borrowers”), ATI TECHNOLOGIES ULC, an Alberta unlimited liability corporation (the “Canadian Guarantor” and together with the Borrowers, the “Obligors”), the Lenders (as defined below) party hereto, and BANK OF AMERICA, N.A., as agent for the Lenders (in such capacity, the “Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Loan Agreement (defined below).

W I T N E S S E T H

WHEREAS, the Obligors, certain banks and financial institutions from time to time party thereto (the “Lenders”), and the Agent are parties to that certain Amended and Restated Loan and Security Agreement dated as of April 14, 2015, and amended by that certain First Amendment to Amended and Restated Loan and Security Agreement dated as of June 10, 2015 (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Loan Agreement”);

WHEREAS, the Obligors have requested that Agent, with the consent of the Required Lenders, amend certain provisions of the Loan Agreement; and

WHEREAS, the Required Lenders are willing to make such amendments to the Loan Agreement, in accordance with and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
AMENDMENTS TO LOAN AGREEMENT

1.1    Amendments to Definitions.

(a)    Section 1.1 of the Loan Agreement is hereby amended by adding the following definitions in appropriate alphabetical order:

“Bail-In Action”: the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation”: with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the

Exhibit 10.1

implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“EEA Financial Institution”: (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country”: any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority”: any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“EU Bail-In Legislation Schedule”: the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“JV Inventory Agreement”: (a) an Inventory Agreement by and among the Obligors, on the one hand, and Advanced Micro Devices Export SDN. BHD., on the other hand, and (b) an Inventory Agreement by and among the Obligors, on the one hand, and AMD Technologies (China) Co., Ltd., on the other hand, in each case, executed and delivered in replacement of the Subsidiary Inventory Agreements to which such Persons were party as of the Second Amendment Effective Date and in form and substance reasonably satisfactory to Agent.
“Second Amendment Effective Date”: April 29, 2016.
“Specified JVs”: upon the effectiveness of the sale by Parent of a majority of the Equity Interests therein pursuant to that certain Equity Interest Purchase Agreement dated as of October 15, 2015, by and among Parent and Nantong Fujitsu Microelectronics Co., Ltd., (a) Advanced Micro Devices Export SDN. BHD. and (b) AMD Technologies (China) Co., Ltd.
“Write-Down and Conversion Powers”: with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
(b)    Clause (q) of the definition of “Eligible Account” in Section 1.1 of the Loan Agreement is hereby amended so that it reads, in its entirety, as follows:
(q)    it arises out of the sale of Inventory that was at any time prior to such sale owned, in whole or in part, by or consigned, in whole or in part, to a Subsidiary (other than AMDISS or the Canadian Guarantor) or a Specified JV, unless such Subsidiary or Specified JV is party to a Subsidiary Inventory Agreement or JV Inventory Agreement, as applicable; or
(c)    The definition of “Defaulting Lender” in Section 1.1 of the Loan Agreement is hereby amended so that it reads, in its entirety, as follows:

“Defaulting Lender”: subject to Section 4.2.3, any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower Agent in

Exhibit 10.1

writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the Issuing Bank, or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two Business Days of the date when due, (b) has notified the Borrower Agent, the Administrative Agent, or the Issuing Bank in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower Agent, to confirm in writing to the Administrative Agent and the Borrower Agent that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower Agent), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Insolvency Laws, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-in Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 4.2.3) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower Agent, the Issuing Bank, and each other Lender promptly following such determination.

1.2    Amendments to Section 4.2.3. Section 4.2.3 of the Loan Agreement is hereby amended so that it reads, in its entirety, as follows:

4.2.3.    Status; Cure. Agent may determine in its discretion that a Lender constitutes a Defaulting Lender and the effective date of such status shall be conclusive and binding on all parties, absent manifest error. Borrowers, Agent and Issuing Bank may agree in writing that a Lender has ceased to be a Defaulting Lender, whereupon Pro Rata shares shall be reallocated without exclusion of the reinstated Lender’s Commitments and Loans, and the Revolver Usage and other exposures under the Revolver Commitments shall be reallocated among Lenders and settled by Agent (with appropriate payments by the reinstated Lender, including payment of any breakage costs for reallocated LIBOR Loans) in accordance with the readjusted Pro Rata shares. Subject to Section 14.21, unless expressly agreed by Borrowers, Agent and Issuing Bank, no reinstatement of a Defaulting Lender or reallocation of a Defaulting Lender’s Pro Rata shares of Commitments or Loans as provided in this Section 4.2 shall constitute a waiver or release of claims against such Lender. The failure of any Lender to fund a Loan, to make a payment in respect of LC Obligations or otherwise to perform obligations hereunder shall not relieve any other Lender of its obligations under any Loan Document, and no Lender shall be responsible for default by another Lender.

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1.3    Amendments to Section 9.1. Section 9.1 of the Loan Agreement is hereby amended by adding the following as a new Section 9.1.25 at the end thereof:

9.1.25    Not an EEA Financial Institution. No Obligor is an EEA Financial Institution.

1.4    Amendments to Section 10.2.3. Section 10.2.3(c) of the Loan Agreement is hereby amended so that it reads, in its entirety, as follows:

(c) Amend, supplement or otherwise modify, directly or indirectly, any Subsidiary Inventory Agreement or JV Inventory Agreement or the terms thereof without the prior written consent of Agent.

1.5    Amendments to Permitted Asset Dispositions. Section 10.2.6 of the Loan Agreement is hereby amended so that it reads, in its entirety, as follows:

10.2.6.    Disposition of Assets. (a) make any Asset Disposition, except (i) a Permitted Asset Disposition, (ii) a transfer of Property by an Obligor to an Obligor, (iii) a transfer of Property (other than Collateral, except as permitted by clause (c) below) by an Obligor to a Subsidiary, (iv) an Asset Disposition permitted by clause (c) below, or (v) an Asset Disposition at a time when the Payment Conditions were satisfied immediately before and after giving effect thereto, (b) sell, factor, securitize, or otherwise transfer Accounts or any Obligor’s rights therein, or enter into any arrangement to do the foregoing, other than (i) the granting of Liens or other transfers to the Agent pursuant to the Loan Documents and (ii) the sale of Qualified Factor Accounts in a Permitted Asset Disposition pursuant to clause (e) of the definition thereof, or (c) sell or otherwise transfer Inventory or any Obligor’s rights therein, or enter into any arrangement to do the foregoing, other than (i) the granting of Liens or other transfers to the Agent pursuant to the Loan Documents, (ii) the granting of Liens permitted by Section 10.2.2(a)(i), (iii) the sale, assignment or other transfer of Inventory to customers in the Ordinary Course of Business, (iv) the sale or transfer of Inventory to Subsidiaries of Parent in the Ordinary Course of Business so long as such Subsidiary is party to, and such Inventory is subject to, a Subsidiary Inventory Agreement, or (v) the sale or transfer of Inventory to the Specified JVs in the Ordinary Course of Business so long as such Specified JVs are party to, and such Inventory is subject to, a JV Inventory Agreement.

1.6    Amendments to Section 14. Section 14 of the Loan Agreement is amended by adding the following as a new Section 14.21 at the end thereof:

Section 14.21 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and

(b)    the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

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(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

ARTICLE II
CONDITIONS TO EFFECTIVENESS

2.1    Closing Conditions. This Amendment shall become effective as of the day and year set forth above (the “Amendment Effective Date”) upon satisfaction of the following conditions (in each case, in form and substance reasonably acceptable to the Agent):

(a)    Executed Amendment. The Agent shall have received a copy of this Amendment duly executed by each of the Obligors, the Required Lenders and the Agent.

(b)    Default. Before and after giving effect to this Amendment, no Default or Event of Default shall exist.

(c)    Fees and Expenses. The Agent shall have received from the Borrowers (or shall be satisfied with arrangements made for the payment thereof) such fees and expenses that are payable in connection with the consummation of the transactions contemplated hereby pursuant to the terms of the Loan Agreement, provided, that neither Agent nor any Lender shall be entitled to a fee in respect of this Amendment.

ARTICLE III
MISCELLANEOUS

3.1    Amended Terms. On and after the Amendment Effective Date, all references to the Loan Agreement in each of the Loan Documents shall hereafter mean the Loan Agreement as amended by this Amendment. Except as specifically amended hereby or otherwise agreed, the Loan Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

3.2    Representations and Warranties of Obligors. Each of the Obligors represents and warrants as follows:

(a)    It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(b)    This Amendment has been duly executed and delivered by such Obligor and constitutes such Obligor’s legal, valid and binding obligation, enforceable in accordance

Exhibit 10.1

with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

(c)    No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Obligor of this Amendment that has not already been obtained or made.

(d)    The representations and warranties set forth in Section 9 of the Loan Agreement are true and correct in all material respects as of the date hereof (except for those which expressly relate to an earlier date).

(e)    Immediately before and after giving effect to this Amendment, no event has or will have occurred and be continuing which constitutes a Default or an Event of Default.

3.3    Reaffirmation of Obligations. Each Obligor hereby ratifies the Loan Agreement and acknowledges and reaffirms (a) that it is bound by all terms of the Loan Agreement and the other Loan Documents applicable to it and (b) that it is responsible for the observance and full performance of its respective Obligations.

3.4    Loan Document. This Amendment shall constitute a Loan Document under the terms of the Loan Agreement.

3.5    Expenses. The Borrowers agree to pay costs and expenses of the Agent in connection with the preparation, execution and delivery of this Amendment pursuant to the terms of the Loan Agreement.

3.6    Further Assurances. The Obligors agree to promptly take such action, upon the request of the Agent, as is necessary to carry out the provisions of this Amendment.

3.7    Entirety. This Amendment and the other Loan Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

3.8    Counterparts; Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment or any other document required to be delivered hereunder, by fax transmission or e-mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Amendment. Without limiting the foregoing, upon the request of any party, such fax transmission or e-mail transmission shall be promptly followed by such manually executed counterpart.

3.9    No Actions, Claims, Etc. As of the date hereof, each of the Obligors hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims,

Exhibit 10.1

demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Agent, the Lenders, or the Agent’s or the Lenders’ respective officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act under the Loan Agreement on or prior to the date hereof.

3.10    GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES EXCEPT FEDERAL LAWS RELATING TO NATIONAL BANKS.

3.11    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

3.12    Consent to Forum; Service of Process; Waiver of Jury Trial. The provisions set forth in Sections 14.15 and 14.16 of the Loan Agreement are hereby incorporated by reference, mutatis mutandis.

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Exhibit 10.1

IN WITNESS WHEREOF the parties hereto have caused this Amendment to be duly executed on the date first above written.

OBLIGORS:	ADVANCED MICRO DEVICES, INC., a Delaware corporation

By:    /s/Devinder Kumar
Name:    Devinder Kumar
Title:    Senior Vice President,
Chief Financial Officer and
Treasurer

AMD INTERNATIONAL SALES & SERVICE, LTD., a Delaware corporation

By:    /s/Devinder Kumar
Name:    Devinder Kumar
Title:    Chief Financial Officer

ATI TECHNOLOGIES ULC, an Alberta unlimited liability corporation

By:    /s/Devinder Kumar
Name:    Devinder Kumar
Title:    President & CEO

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AGENT AND LENDERS:	BANK OF AMERICA, N.A., as Agent and a Lender

By: /s/Ron Bornstein
Name: Ron Bornstein
Title: Senior Vice President

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WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By: /s/Reza Sabahi
Name: Reza Sabahi
Title: Authorized Signatory

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BARCLAYS BANK PLC, as a Lender

By: /s/Vanessa A. Kurbatskiy
Name: Vanessa A. Kurbatskiy
Title: Vice President

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JPMORGAN CHASE BANK, N.A., as a Lender

By: /s/John G. Kowalczuk
Name: John G. Kowalczuk
Title: Executive Director

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PNC BANK, NATIONAL ASSOCIATION, as a Lender

By: /s/ Neil Otte
Name: Neil Otte
Title: Relationship Manager

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MORGAN STANLEY SENIOR FUNDING, INC., as a Lender

By: /s/Jonathan Kerner
Name: Jonathan Kerner
Title: Vice President